EXHIBIT 99.1
October 18, 2024

Atmus Filtration Technologies Declares Quarterly Dividend and Announces Timing of Third Quarter 2024 Results and Conference Call

NASHVILLE, Tenn. – Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU), a global leader in the filtration industry, announced today that its Board of Directors has declared a quarterly cash dividend in the amount of $0.05 per common share, payable on November 13, 2024 to shareholders of record at the close of business on October 31, 2024.

Atmus also announced today that it will report financial results for the third quarter 2024 before market open on Friday, November 8, 2024. The company will hold a conference call on the same day at 10:00 AM CT to discuss its financial results with the investment community.

A live webcast and replay of the conference call can be accessed from the Atmus investor relations website at https://investors.atmus.com.

About Atmus Filtration Technologies Inc.
Atmus Filtration Technologies Inc. is a global leader in filtration and media solutions. For more than 65 years, the company has combined its culture of innovation with a rich history of designing and manufacturing filtration solutions. With a presence on six continents, Atmus serves customers across truck, bus, agriculture, construction, mining, marine and power generation vehicle and equipment markets, along with providing comprehensive aftermarket support and solutions. Headquartered in Nashville, Tennessee (U.S.), Atmus employs approximately 4,500 people globally who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com.

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Media Contacts

Investor relations:
Todd Chirillo
investor.relations@atmus.com

Media relations:
Keri Moenssen
media.inquiries@atmus.com